Exhibit 99.1

NextTrip Completes Full Acquisition of Luxury Travel Brand Five Star Alliance with Remaining 51% Purchase

Transaction Further Strengthens NextTrip’s Position in the Travel Market, Unlocking New Integration and Revenue Generating Opportunities Across Both B2C and B2B Travel Segments

Santa Fe, NM – April 14, 2025 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a leading travel technology company dedicated to transforming how travelers plan, book, and experience trips, today announced it has exercised its option and completed the acquisition of the remaining 51% stake in Five Star Alliance, making it the sole owner of the premier luxury travel brand. This follows NextTrip’s initial 49% stake purchase earlier this year, bringing its ownership to 100% and consolidating all of Five Star Alliances’ business into NextTrip for stakeholder benefit.

The transaction further strengthens NextTrip’s position in the travel market, unlocking new integration opportunities and accelerating revenue growth across both B2C and B2B travel segments. The acquisition reflects the strong strategic alignment between the two companies and their commitment to scaling high-end travel solutions.

About Five Star Alliance

Founded in 2004, Five Star Alliance is a distinguished luxury travel agency known for its curated collection of over 5,000 five-star hotels and resorts worldwide and more than 35 cruise lines. The platform caters to discerning travelers by offering:

●	A proprietary search engine that delivers exclusive rates at luxury hotels and resorts
●	Strong industry relationships with preferred suppliers
●	Specialized luxury cruise programs and group travel expertise
●	A 20-year legacy of excellence in high-end travel

Five Star Alliance’s customer-centric approach has earned it an industry-leading 4.9-star Trustpilot rating and an engaged audience of 400,000+ monthly site visitors. These assets align seamlessly with NextTrip’s data-driven technology, expanding its reach in the high-value travel sector.

“This acquisition is a significant milestone for NextTrip, as we fully integrate Five Star Alliance’s industry expertise, strong relationships, and loyal customer base,” said Bill Kerby, CEO of NextTrip. “Since our initial purchase of a 49% stake, we have been focused on streamlining operations and identifying key growth opportunities for the companies. By leveraging NextTrip’s advanced technology alongside Five Star Alliance’s established market presence, we believe that we are well-positioned to drive revenue growth, enhance customer experiences, and further innovate the travel industry.”

John P. McMahon, CEO and significant owner of Five Star Alliance, and recently appointed Chief Operating Officer, Travel Division at NextTrip added, “Our initial partnership with NextTrip demonstrated the strong synergy between our expertise in luxury travel and their technology-driven approach. Now, as a fully integrated part of NextTrip, we are excited to expand our reach into NextTrip’s streaming content outlets such as Journy.tv and Compass.tv, which operate on platforms with an estimated audience reach of 17 million active devices each month. As visual travel content overtakes photos, we believe the word and brand NextTrip is well positioned in the travel search and decision funnel for today and tomorrow. I look forward to being part of this bright future moving forward.”

Looking Ahead

With this acquisition complete, we believe NextTrip is better positioned to become a prominent player in the luxury travel sector. By integrating Five Star Alliance’s high-end inventory, strong supplier relationships, and exceptional service standards, the company is set to redefine travel planning and fulfillment.

For further details on this transaction, refer to the Current Reports on Form 8-K filed by NextTrip with the U.S. Securities and Exchange Commission (SEC).

About Five Star Alliance

Five Star Alliance has been a leader in luxury travel by offering a comprehensive, hand-picked collection of five-star luxury hotels and resorts worldwide since 2005. Backed by an award-winning staff to guide and assist guests throughout their entire journey, Five Star Alliance provides a full range of travel products including airfare, transportation, luxury river and ocean cruises, group and meeting services, concierge services, and more. Five Star boasts an industry-leading customer satisfaction rating of 4.9 stars on Trustpilot. For more information visit www.fivestaralliance.com.

About NextTrip

NextTrip (NASDAQ: NTRP) is a technology-forward travel company redefining how people discover, plan, and book travel. By combining modern booking tools with immersive media and content, NextTrip offers a comprehensive suite of solutions across cruises, group travel, luxury getaways, and vacation rentals. The Company’s innovative platforms, including its FAST (Free Ad-Supported Streaming TV) channels and travel-focused media brands, engage and inspire travelers during the discovery phase, driving informed decisions and seamless bookings. With a growing portfolio of B2C and B2B offerings, NextTrip delivers personalized, end-to-end travel experiences for consumers and strategic value for industry partners. For more information or to book a trip, visit www.nexttrip.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, expectations regarding the acquisition of Five Star Alliance by the company, including related to the synergies of the two businesses and future plans related thereto, integration of the two business, expected benefits of the transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: risks that the Five Star acquisition disrupts the Company’s current plans and operations; the diversion of management’s time on transaction- and integration-related issues; continued availability of capital and financing for the Company; the risk that any announcements relating to the transaction could have adverse effects on the market price of the Company’s common stock or operating results; the risk that the transaction and its announcement could have an adverse effect on the ability to retain and hire key personnel, to retain customers and/or to maintain relationships with business partners, suppliers and customers; and risks related to the Company’s ability to secure adequate financing on favorable terms, or at all, when needed. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact NextTrip’s forward-looking statements, please see disclosures contained in the company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024 filed with the SEC on September 4, 2024 and our other filings with the SEC which may be viewed at www.sec.gov.

Contacts

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
NTRP@mzgroup.us
www.mzgroup.us